UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2018

PolyOne Corporation

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PolyOne Center

33587 Walker Road

Avon Lake, Ohio 44012

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Term Loan Agreement

On November 9, 2018, PolyOne Corporation, an Ohio corporation (the “Company”), and certain subsidiaries of the Company entered into the Amendment Agreement No. 6 (the “Amendment Agreement”) with Citibank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto, to amend the Credit Agreement, dated as of November 12, 2015 (as amended, the “Term Loan Agreement”), by and among the Company, the Administrative Agent, and the lenders party thereto. The Amendment Agreement amended the Term Loan Agreement to, among other things, create a new tranche of term loans (the “Term B-5 Loans”), the proceeds of which were used to repay the outstanding term loans for the purpose of extending the maturity date of such outstanding term loans until January 30, 2026, and modify certain negative covenants.

The Term B-5 Loans will bear interest, at the Company’s election, at either of the following rates (a) the sum of the Eurodollar Rate (as defined in the Term Loan Agreement) plus 175 basis points, or (b) the sum of the Base Rate (as defined in the Term Loan Agreement) plus 75 basis points, the Eurodollar Rate and the Base Rate each being subject to a floor of 0 basis points.

Certain lenders and agents that are parties to the Amendment Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for the Company and its subsidiaries and affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The above description of the material terms and conditions of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, which is filed as Exhibit 10.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Amendment Agreement No. 6, dated November 9, 2018, by and among PolyOne Corporation, the subsidiaries of PolyOne Corporation party thereto, Citibank, N.A, as administrative agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PolyOne Corporation

By:	/s/ Lisa K. Kunkle
Lisa K. Kunkle Senior Vice President, General Counsel and Secretary

Date: November 13, 2018